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                                                                         EXHIBIT
                                                                             5.1

                                   OPINION OF

                          H. MELVILLE HICKS, JR., ESQ.







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                             H. MELVILLE HICKS, JR.
                          Attorney and Counselor at Law
                          551 Fifth Avenue, Suite 1625
                            New York, New York 10176
                                 (212) 655-5944
                               Fax (212) 655-5943


                                                                 April 17, 2000

J-Bird Music Group, Ltd.
396 Danbury Road
Wilton, CT  06897

Ladies and Gentlemen:

                  You have requested my opinion as counsel for the J-Bird Music Group, Ltd., a Pennsylvania corporation (the "Registrant"), in connection with the registration under the 1933 Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering by the selling shareholder (the "Selling Shareholder") named in the Registrant's Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on or about April 18, 2000 (the "Registration Statement"), of an aggregate of 1,000,000 shares of Common Stock of the Registrant, $.001 par value, per share, currently issued and outstanding in the name of the Selling Shareholder (the "Shares").

                  I have examined the Registration Statement in the form to be filed with the Securities and Exchange Commission, the Certificate of Incorporation of the Registrant as certified by the Secretary of State of the State of Pennsylvania, the Bylaws and the minute books of the Registrant as a basis for the opinion hereafter expressed.

                  In addition to the above, I have also examined such other documents and records and have made such further investigations as I have deemed necessary for the purpose of rendering the opinion set forth in this letter. In making such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity of authentic originals of all documents submitted to me as certified or photostat copies. As to various questions of fact material to this opinion. I have relied upon statements of officers of the Registrant.

                  Based on the foregoing examination, it is my opinion, and I so advise, that the 1,000,000 Shares currently are, and upon sale in the manner described in the Registration Statement will be, legally issued, fully paid and nonassessable.





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                  This opinion is furnished solely for use in connection with the issuance of the Shares pursuant to the Registration Statement.

                  I consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ H. Melville Hicks, Jr.
                                          ---------------------------
                                          H. Melville Hicks, Jr.